UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

DANIELS CORPORATE ADVISORY COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169128	04-3667624
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Parker Towers, 104-60 Queens Boulevard 12th Floor Forest Hills, New York	11375
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 242-3148

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DCAC	OTC

Item 3.02 Unregistered Sale of Equity Securities

On November 11, 2020, Daniels Corporate Advisory Company, Inc., a Nevada Corporation (the “Company”) agreed to issue 115,000,000 shares of unregistered restricted common stock, par value $0.001, for a total value of $115,000, to its executive officers and advisors of the Company and its wholly owned subsidiary Payless Truckers, Inc., in order to compensate them for work previously provided to the Company as well as to incentivize them to continue their efforts for the Company going forward.

The issuance of the shares set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the shares was based upon the following factors: (a) the issuance of the shares were in isolated private transactions by us which did not involve a public offering; (b) the number of investors; (c) there were no subsequent or contemporaneous public offerings of the shares by the Company; (d) the shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the shares took place directly between the individual investors and the Company; and (f) the number of non-accredited investors.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.02 is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANIELS CORPORATE ADVISORY COMPANY, INC.

Date: December 23, 2020	By:	/s/ Nicholas Viola
Nicholas Viola
Chief Executive Officer